Bankrate, Inc.

Common Stock, par value $0.01 per share

________

Underwriting Agreement (the “Agreement”)

March 4, 2014

Goldman, Sachs & Co.
200 West Street,
New York, New York 10282

As representative of the several Underwriters
named in Schedule II hereto

Ladies and Gentlemen:

The stockholder of Bankrate, Inc., a Delaware corporation (the “Company”), named in Schedule I hereto propose severally and not jointly, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 14,000,000 shares of common stock, par value $0.01 per share (“Stock”) of the Company (collectively, the “Firm Shares”).  At the election of the Underwriters, pursuant to Section 2 hereof, the Selling Stockholder proposes to sell up to 2,100,000 additional shares of Stock (collectively, the “Optional Shares”).  The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) (a)An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-194186) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened, to the Company’s knowledge, by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with

Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S 3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (a) information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or (b) information furnished by the Selling Stockholder, which consists of (i) its name, (ii) the number of shares of common stock owned by it prior to the completion of the offering, (iii) the information set forth in the applicable footnote relating to such Selling Stockholder under the beneficial ownership table and (iv) the number of shares of Common Stock to be offered by such Selling Stockholder, in each case as set forth under the caption “Selling Stockholder” in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package (such information, including the information set forth in the Preliminary Prospectus under the section “Our Sponsor,” collectively referred to as the “Selling Stockholder Information”);

(ii) For the purposes of this Agreement, the “Applicable Time” is 5:45 pm (Eastern time) on the date of this Agreement.  The Pricing Prospectus, as of the Applicable Time, when considered together with the public offering price per Share as set forth on Schedule IV hereto and the number of Shares offered, each to be set forth on the cover page of the Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with (a) information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use in preparation of the answers therein or (b) the Selling Stockholder Information;

(iii) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents included any untrue statement of a material fact or omitted to stateany material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (a) information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or (b) the Selling Stockholder Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by a Selling Stockholder, expressly for use therein;

(v) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(vi) Neither the Company nor any of its subsidiaries, taken as a whole, has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Pricing Prospectus, there have not been any material changes in the capital stock or long-term debt of the Company or any of its subsidiaries taken as a whole (other than changes resulting from (A) the exercise or issuance or grant of securities, including restricted stock, restricted stock units, warrants or stock options pursuant to the Company’s equity incentives plans, (B) the exercise of outstanding warrants, or (C) the issuance of stock upon conversion of preferred stock of the Company, in each case as described in the Pricing Prospectus); and there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(vii) Neither the Company nor any of its subsidiaries own any real property.  The Company and its subsidiaries have good title to all personal property, owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and for security interests described in the Pricing Prospectus or such as do not materially affect the value of such property or do not materially interfere with the use made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under, to the knowledge of the Company valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnify and contribution) with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company and its subsidiaries, except where the invalidity or enforceability of any such lease would not, individually or in the aggregate, have a Material Adverse Effect;

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has power and authority to own its properties and to conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the absence of such qualification or the failure to be in good standing would not have a Material Adverse Effect; each domestic subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization; and all foreign subsidiaries of the Company are immaterial to the Company;

(ix) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Basic Prospectus, the Pricing Prospectus and Prospectus; and all of the issued shares of capital stock of each domestic subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Pricing Prospectus;

(x) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) or the Bylaws of the Company, as amended through the date hereof (the “Bylaws”) or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (A) and (C) as would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except (X) the registration under the Act of the Shares or (Y) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, the Financial Industry Regulatory Authority (“FINRA”) or the New York Stock Exchange (“NYSE”) which have been obtained in connection with the purchase and distribution of the Shares by the Underwriters;

(xi) Neither the Company nor any of its domestic subsidiaries is (i) in violation of its Certificate of Incorporation or Bylaws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect;

(xii) The statements set forth in the Basic Prospectus, the Pricing Prospectus and the Prospectus (i) under the caption “Description of Capital Stock,” insofar as such statements purport to constitute a summary of the terms of the Stock, are accurate and complete in all material respects, (ii) under the caption “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement (as defined in the Prospectus), incorporated by reference in the Basic Prospectus, the Pricing Prospectus and the Prospectus, insofar as such statements purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects (subject to the exceptions, limitations and qualifications described therein and subject to the assumptions, expectations and beliefs described therein being true) and (iii) under the caption “Material United States Federal Income Tax Considerations for Non-U.S. Holders,” insofar as such statements purport to describe U.S. federal tax laws described therein, are accurate in all material respects (subject to the exceptions, limitations and qualifications described under such caption);

(xiii) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xiv) The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) under the Investment Company Act;
(xv) At the time of filing the Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xvi) Other than as set forth or described in the Pricing Prospectus, the Company and its subsidiaries owns, or is licensed under, or has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks;  domain names and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses except where the failure to so own, be licensed under or have the right to use would not have a Material Adverse Effect. None of the Company or any of its subsidiaries is a party to, or bound by, any licenses or agreements with respect to the Intellectual Property rights of any other person or entity that are necessary to be described in the Pricing Circular and the Offering Circular to avoid a material misstatement or omission and are not described therein. No written claims or written notices of any potential claim are currently being asserted to the Company by any person challenging the use of any such Intellectual Property by the Company or any of its subsidiaries or questioning the validity or effectiveness of any Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Intellectual Property used by the Company or any of its subsidiaries has been obtained or is hereby used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company or any of its subsidiaries’ knowledge, its officers, directors or employees or otherwise in violation of the rights of any person, except as would not reasonably be expected to have a Material Adverse Effect;

(xvii) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent;

(xviii) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a similar cost except as would not, individually or in the aggregate, have a Material Adverse Effect;

(xix) Grant Thornton LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant with respect to the respective entities certified as required by the Act and the rules and regulations of the Commission thereunder;

(xx) Other than as set forth or described in the Pricing Prospectus, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“U.S. GAAP”).  Other than as set forth or described in the Pricing Prospectus, the Company’s internal control over financial reporting is effective based on the framework in the Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxi) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting 6 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) are effective;

(xxiii) The Company’s board of directors meets the independence requirements of, and has established an audit committee and a compensation committee and, ~~upon~~ consummation of the offering, will have established a nominating and corporate governance committee that, upon consummation of the offering, will meet the independence requirements of, the rules and regulations of the Commission and the NYSE applicable to the Company as of the date hereof;

(xxiv) The Company and its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, and subject to permitted extensions, have paid all material taxes shown as due thereon.  Other than as set forth or described in the Pricing Prospectus, no material tax deficiency has been determined adversely to the Company or its subsidiaries and the Company does not have any knowledge of any material tax deficiencies assessed by a tax authority or proposed by a tax authority;

(xxv) Since the date as of which information is given in the Pricing Prospectus and the Prospectus, and except as may otherwise be disclosed in the Pricing Prospectus and the Prospectus, the Company has not (1) issued or granted any securities other than disclosed in the Pricing Prospectus or pursuant to outstanding options, rights or warrants, (2) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (3) entered into any material transaction not in the ordinary course of business or (4) declared or paid any dividends on its capital stock;

(xxvi) The Company has not sold or issued any shares of Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act;

(xxvii) The Company and its subsidiaries possess, and are in compliance in all respects with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business as is now conducted or proposed in the Pricing Prospectus to be conducted by them except where the failure to possess or comply would not have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect;

(xxviii) Except as contemplated hereby, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(xxix) (A) No transaction has occurred, and no relationship, direct or indirect exists, between or among the Company and any of its officers or directors, stockholders, customers or 7 suppliers or any affiliate or affiliates of the foregoing and (B) there are no off-balance sheet arrangements (as defined in Registration S-K Item 303(a)(4)(ii)) involving the Company or any of its subsidiaries, that in the case of the foregoing clauses (A) and (B) is or are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus under the Act and the rules and regulations promulgated thereunder and is not or are not so described as required; and there are no contracts or other documents that are required under the Act and the rules and regulations promulgated thereunder to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or so filed as exhibits;

(xxx) Except as described in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act; and the holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Stock;

(xxxi) The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in the case of the foregoing clauses (A) and (C) as would not have a Material Adverse Effect;

(xxxii) Neither the Company nor any of its subsidiaries maintains or contributes to, or otherwise has any current or contingent liability under or with respect to, an employee benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 412 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); except as would not have a Material Adverse Effect, the Company and its subsidiaries are in compliance with all presently applicable provisions of ERISA; and each “pension plan” for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification;

(xxxiii) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or, acting on behalf of the Company or any of its subsidiaries, has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA;

(xxxiv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(xxxv) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”);

(xxxvi) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxxvii) The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from estimates and sources which the Company reasonably believes are reliable and accurate in all material respects;

(xxxviii) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and which the Company is required to comply with, and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently applicable to it, which will become applicable to the Company in the future;

(xxxix) Except as described in the Pricing Prospectus and such as were repaid in full prior to the filing of the Registration Statement, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any of its directors or executive officers;

(xl) Except as described in the Pricing Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter; and
(xli) This Agreement has been duly authorized, executed and delivered by the Company.
(b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) Except (a) as will have been obtained on or prior to the Time of Delivery, for the registration under the Act of the Shares, (b) as may be required under foreign or state securities (or “Blue Sky” laws) or FINRA or the NYSE in connection with the purchase and distribution of the Shares by the Underwriters and (c) as would not impair in any material respect the consummation of the Selling Stockholder’s obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement; and such Selling Stockholder has full right, power and authority to enter into this Agreement;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, except for such consents, approvals, authorizations and orders as would not affect the validity of the Shares to be sold by such Selling Stockholder or impair the consummation of the transactions contemplated hereby, nor will such action result in any violation of the provisions of the certificate of incorporation or articles of incorporation, as applicable, or bylaws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or the operating agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company or any applicable statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) Such Selling Stockholder has executed and delivered to Goldman, Sachs & Co. a lock-up agreement (each, a “Lock-Up Agreement”) as required in Section 8(d); each such Lock-Up Agreement has been duly authorized by such Selling Stockholder;

(v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder (in its capacity as such) expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being acknowledged and agreed that the only written information provided by such Selling Stockholder consists of the “Selling Stockholder Information;

(vii) Such Selling Stockholder will deliver to the Underwriters prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 or Form W-8, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii) [Reserved];

(ix) The Shares are subject to the interests of the Underwriters hereunder; the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, limited liability company, or corporation, by the dissolution of such partnership, limited liability company, or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company, or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement;

(x) Such Selling Stockholder has duly authorized, executed and delivered this Agreement; and
(xi) [Reserved].

2. Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $17.61125, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Selling Stockholder as set forth opposite in Schedule I hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Stockholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholder hereby grants to the Underwriters, collectively but not individually, the right to purchase at their election up to 2,100,000 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
4. The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs &

Co. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to Goldman, Sachs & Co., through the facilities of the Depository Trust Company, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by Ben Holding S.à r.l. (or as otherwise mutually agreed to by the Underwriters and the Selling Stockholder), as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance.  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on March 10, 2014 or such other time and date as Goldman, Sachs & Co. and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Stockholder may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(a) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered at the designated office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof;

to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(ii) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice therereof;

(iii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares contemplated hereby, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(iv) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Underwriters) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as they may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(v) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(vi) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), or exercise any right with respect to the registration of any of the Shares, or file or cause to be filed any registration statement in connection therewith, under the Act, without the prior written consent of Goldman, Sachs & Co.; provided, however, that for the avoidance of doubt, that nothing in this paragraph shall limit the Company’s ability to grant shares, options or other equity awards to its directors, officers or employees under its equity incentive plans;

(vii) During the Lock-Up Period, the Company will enforce all existing agreements between the Company and the Selling Stockholder that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with this offering by the Selling Stockholder pursuant to this Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” or market standoff agreements for the duration of the periods contemplated in such agreements. The Company agrees not to release or otherwise grant any waiver of such agreements without the prior written consent of Goldman, Sachs & Co.;

(viii) To furnish to its stockholders in accordance with the rules and regulations of the Commission and applicable stock exchange regulations after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders or make available to you (which may be satisfied by filing with the Commission’s EDGAR system) consolidated summary financial information of the Company for such quarter in reasonable detail;

(ix) For so long as the Company is subject to the rules and regulations of the Exchange Act, during a period of three years from the effective date of the Registration Statement, to furnish or make available to you (which may be satisfied by filing with the Commission’s EDGAR System) copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any current, periodic or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (other than those reports or financial statements that are publicly available through the Commission’s EDGAR System);

(x) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(xi) To use its best efforts to list, subject to notice of issuance, the Shares on the NYSE;
(xii) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(xiii) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6. The Company and the Selling Stockholder, severally and not jointly, represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule III hereto;

(a) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(b) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing

Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

7. The Company and the Selling Stockholder each covenants and agrees with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s and the Selling Stockholder’s counsel and the Company’s and its subsidiaries’ accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus,  any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(a)(ii) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) the cost and charges of any transfer agent or registrar; (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and the cost of transportation including aircraft and other transportation chartered in connection with the road show, and the travel and lodging expenses of the directors and officers of the Company and any consultants agreed to in writing by the Company in connection with the road show (it being understood that you and the Company’s directors, officers, other representatives and other consultants shall be responsible for their other travel-related expenses), provided, however, that the Underwriters shall be responsible for 50% of the third party costs of any private aircraft incurred by or on behalf of the Company in connection with such road show; (vi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(iv); (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; and (viii) fees and expenses of advisors to Ben Holding S.à r.l., including legal, tax and accounting advisors; and (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) fees and expenses of counsel for such Selling Stockholder not covered under clause (a)(i) above, and (ii) all expenses and transfer taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.  In connection with clause (b)(iii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company and the Selling Stockholder shall have performed all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all outstanding requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Kirkland & Ellis LLP, counsel for the Underwriters, shall have furnished to you its written opinion and negative assurance letters, dated such Time of Delivery in form and substance satisfactory to you;

(c) (i) Wachtell, Lipton, Rosen & Katz, counsel for the Company and the Selling Stockholder, shall have furnished to you its written opinion and negative assurance letters, dated the Time of Delivery, in the form set forth in Annexes A-1, A-2 and A-3,(ii) OPF Partners, Luxembourg counsel for Ben Holding S.à r.l., shall have furnished to your its written opinion dated the Time of Delivery, in the form set forth in Annex B; and (iii) the General Counsel for the Company shall have furnished to you his written opinion letter, dated the Time of Delivery, in the form set forth in Annex A-4;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Grant Thornton LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex C hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex C(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex C(b) hereto);

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Goldman, Sachs & Co., so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of Goldman, Sachs & Co., makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE;

(i) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the stockholders identified on Annex D hereto, substantially to the effect set forth in Subsection 1(b)(iv) hereof in form and substance satisfactory to you;

(j) The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(k) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholder respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section.

9. The Company will indemnify and hold harmless each Underwriter and the Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing or the offering of the Shares, including any roadshow or investor presentations made to investors by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Basic Prospectus, the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein or the Selling Stockholder Information.

(a) The Selling Stockholder will severally and not jointly indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement, thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; provided, further, that notwithstanding anything else to the contrary in this Agreement, the Selling Stockholder shall not be liable under this Section 9(b) for any amount greater than the product of (A) the number of shares purchased by the Underwriters from such Selling Stockholder under Section 2 hereof, times (B) the per Share proceeds, before expenses, to the Selling Stockholder as set forth in Schedule I hereto (the “Selling Stockholder Net Proceeds”).

(b) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.  The only information furnished by the Underwriters to the Company for use in the Preliminary Prospectus and Prospectus is:  (i) the sixth, eigth and ninth sentences of the tenth paragraph of the text under “Underwriting” in the Preliminary Prospectus and the Prospectus concerning short sales and stabilization and (ii) the thirtieth paragraph of text under “Underwriting” in the Preliminary Prospectus and the Prospectus concerning a prospectus in electronic format and internet distributions.

(c) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, if applicable, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e)

were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the contribution by any Selling Stockholder pursuant to this Section 9(e) and the liability of such Selling Stockholder under Section 9(b) shall not exceed the Selling Stockholder Net Proceeds.  Each Selling Stockholder’s obligations to contribute under this Section 9(e) are several and limited in the manner and to the extent set forth in Section 9(b) above.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter and each of their respective directors, officers, employees and agents; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholder shall be entitled to a further period of thirty six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Selling Stockholder notifies you that they have so arranged for the purchase of such Shares, you or the Selling Stockholder shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(a) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholder shall have the right to require each non defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one tenth of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company and the Selling Stockholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholder, or their directors, officers, partners, members, Affiliates and each person, if any, who controls the Company, or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Selling Stockholder will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Selling Stockholder shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof; provided that in the case of the Selling Stockholder defaulting, the Selling Stockholder shall reimburse the Underwriters for all documented out of pocket expenses incurred in relation to such default.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you by Goldman, Sachs & Co. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; if to the Selling Stockholder shall be delivered or sent by mail or electronic delivery to counsel for such Selling Stockholder at its address set forth in Schedule I hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail or electronic delivery to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you on request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company or the Selling Stockholder, their Affiliates and each person, if any, who controls the Company, or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Each of the Company and the Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Stockholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering of the Shares or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or the Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Stockholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company and the Selling Stockholder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  The Company and each Selling Stockholder agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. For this purpose, “tax structure” means any fact that may be relevant to that understanding of the purported or claimed U.S. federal income tax treatment of the transaction.

If the foregoing is in accordance with your understanding, please sign and return to us nine (9) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Bankrate, Inc.

By: /s/ Edward J. DiMaria

Name: Edward J. DiMaria

Title: Senior Vice President and Chief Financial Officer

Ben Holding S.à r.l.

By:/s/ Geoffrey Limpach

Name: Geoffrey Limpach

Title: Class A Director

By:/s/ Gérard Maîtrejean

Name: Gérard Maîtrejean

Title: Class B Director

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:/s/ Matt Leavitt

Name: Matt Leavitt

Title: Managing Director

On behalf of each of the Underwriters

SCHEDULE I

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Ben Holding S.à r.l. (a)........................................................................	14,000,000	2,100,000
Total.....................................................................................................	14,000,000	2,100,000

(a)The address for notice to this Selling Stockholder is Ben Holding S.à r.l., 1-3 boulevard de la Foire, L-1528 - Luxembourg, copy to Gérard Maitrejean, OPF Partners, Route d'Arlon, 291 - BP 603 / L-2016 Luxembourg.

SCHEDULE II

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co..............................................................................	5,600,000	840,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.....................................	3,080,000	462,000
RBC Capital Markets, LLC...................................................................	3,080,000	462,000
Stephens Inc........................................................................................	2,240,000	336,000
Total.....................................................................................................	14,000,000	2,100,000

SCHEDULE III

Issuer Free Writing Prospectus

None.

SCHEDULE IV

Public Offering Price

Public Offering Price Per Share: $18.25

ANNEX A-1

ANNEX A-2

ANNEX A-3

ANNEX A-4

ANNEX B

OPF Partners Opinion

ANNEX C

(a)

ANNEX C

(b)

ANNEX D

Lock-Up Agreement Signatories

Ben Holding S.à r.l.